                                                                    Exhibit 99.2

                         Notice of Guaranteed Delivery

                                 DOMINO'S, INC.

                  10 3/8% Senior Subordinated Notes due 2009


     You must use this form, or one substantially equivalent to it, to accept the exchange offer that Domino's, Inc. is making pursuant to the accompanying letter of transmittal and the prospectus dated May 13, 1999, if any one of the following conditions applies to you:

     . you cannot complete the procedures for book-entry transfer prior to the expiration date of the exchange offer;

     . the certificates for the notes that you are tendering are not immediately available; or

     . you cannot deliver the notes, the letter of transmittal or any other documents required by the letter of transmittal to the exchange agent prior to the expiration date of the exchange offer.

     The exchange offer will expire at 5:00 p.m., New York City time, on June 15, 1999 unless the offer is extended.

     The exchange agent for the exchange offer is IBJ Whitehall Bank & Trust Company. You may deliver this notice of guaranteed delivery by hand or transmit it by facsimile transmission, overnight courier or mail to the exchange agent at the following addresses:

   By Registered or Certified Mail:         By Hand or Overnight Delivery:

  IBJ Whitehall Bank & Trust Company      IBJ Whitehall Bank & Trust Company
             P.O. Box 84                           One State Street
        Bowling Green Station                  New York, New York  10004
    New York, New York  10274-0084      Attention: Securities Processing Window
 Attention: Reorganization Operations            Subcellar One, (SC-1)
              Department

            By Facsimile:                        Confirm by Telephone:

            (212) 858-2611                           (212) 858-2103
     Attention: Customer Service

     You must deliver this instrument to the address provided above or transmit it to the facsimile number provided above for your delivery to be valid.

     You should not use this form to guarantee signatures. If the instructions to the letter of transmittal that you use to tender your notes require that you have a signature on the letter of transmittal guaranteed by an eligible institution, then that such signature guarantee must appear in the applicable space provided on the letter of transmittal.

Ladies and Gentlemen:

     We have received the prospectus and the letter of transmittal that constitute the exchange offer of Domino's, Inc. and we are tendering to Domino's, Inc. the following aggregate principal amount of notes pursuant to the guaranteed delivery procedures described in the prospectus.


_______________________________________________    _________________________________________________
Aggregate Principal Amount Tendered                Name(s) or Registered Holder(s) (Please Print)

_______________________________________________    _________________________________________________
Certificate Numbers (if available)                 Address of Registered Holder(s)

_______________________________________________    _________________________________________________
                                                   Zip Code

Please check the following box if your notes       _________________________________________________
will be delivered by book-entry transfer to The    Area Code and Telephone Number
Depository Trust Company.  You should also
provide your account number at The Depository      _________________________________________________
Trust Company.                                     Name(s) of Authorized Signatory

[ ]  The Depository Trust Company                  _________________________________________________
                                                   Capacity
Account Number: _______________________________
                                                   _________________________________________________
Date: _________________________________________    Address(es) of Authorized Signatory

                                                   _________________________________________________
                                                   Area Code and Telephone Number

                                                   _________________________________________________


                                                   _________________________________________________
                                                   Signature(s) of Record Holder or
                                                   Authorized Signatory

                                                   Dated: __________________________________________

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                             Guarantee of Delivery

     This guarantee of delivery is not to be used for signature guarantee.

   We are an eligible institution, which means that we are a firm or other entity identified by Rule 17Ad-15 under the Securities Exchange Act of 1934 as an "eligible guarantor institution," including any one of the following:

   .  a bank;

   . a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker, government securities dealer;

   .  a credit union;

   . a national securities exchange, registered securities association or clearing agency; or

   . a savings association that is a participant in a Securities Transfer Association recognized program.

   We hereby guarantee to deliver to the exchange agent at one of its addresses set forth above one of the following:

   . the notes that are being tendered pursuant to this notice of guarantee, in proper form for transfer; or

   . confirmation of the book-entry transfer of such notes to the exchange agent's account at The Depository Trust Company pursuant to the procedures for book-entry transfer described in the prospectus.

   We will deliver to the exchange agent either the tendered notes or the book-entry transfer confirmation, together with one or more properly completed and duly executed letter(s) of transmittal and any other required documents, within three business days after the expiration date of the exchange offer. We acknowledge that our failure to make proper delivery to the exchange agent within the above time period could result in a financial loss to us. We may, however, deliver a facsimile of the letter of transmittal or an agent's message in lieu of the letter of transmittal.

_____________________________________    _______________________________________
            Name of Firm                           Authorized Signature

_____________________________________    Name __________________________________
               Address

_____________________________________    Title _________________________________
               Zip Code                               Please Type or Print

Telephone Number: ___________________    Dated: ________________________________
                 (Area Code)

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Note:  Please do not send the certificates for your notes with this form.
       The actual surrender of your notes must be made pursuant to, and be accompanied by, a properly completed and duly executed letter of transmittal and any other required documents.